Exhibit 10.37


                              WACHOVIA CORPORATION

                 Approval of Director Deferred Stock Unit Plan



        WHEREAS, in order to encourage and enable non-employee members of the Board of Directors (the "Board") of Wachovia Corporation (the "Company") to acquire or increase their proprietary interests in the Corporation based on the appreciation in the value of the Company's common stock (the "common stock"), the Board of Directors proposes to establish a Director Deferred Stock Unit Plan (the "Plan"); and

        WHEREAS, pursuant to the Plan, the terms and conditions of which are outlined herein, each eligible non-employee director would receive certain deferred stock unit awards ("awards"), which awards would entitle the recipient to a cash-only payment based on the value of the common stock at the time of settlement of the award upon the director's termination of service on the Board;

        NOW, THEREFORE, BE IT RESOLVED, that the Plan, be and it hereby is approved and adopted, and, further, that the grant of awards, the election by directors to transfer and defer certain accrued pension and retainer awards, the settlement of awards upon termination of service as a director and all other transactions contemplated by the Plan and as more specifically described below, be and they hereby are approved;

        RESOLVED FURTHER, that the Plan provides for the following types of awards, the grant of each of which be and it hereby is approved:

        (i) Persons who are non-employee directors as of the effective date of the Plan ("existing directors") shall receive the automatic quarterly award of such number of deferred stock units ("units") as may be purchased for $2,500 on each of February 1, May 1, August 1 and November 1 of each year (each such date being a "Quarterly Award Date");

        (ii) Persons who become non-employee directors after the effective date of the Plan shall receive a quarterly award of units equal to that number of shares of common stock as may be purchased for $4,500 on each Quarterly Award Date;

        (iii) With respect to pension equivalent awards, (A) existing directors shall have the election to defer amounts accrued on their behalf as of August 1, 1996 under the Retirement Pay Plan for the Board of Directors of Wachovia Corporation into such number of units as may be purchased for the amount of such accrued pension value as of August 1, 1996 (with the grant made pursuant to such an election to be effective November 1, 1996); and (B) those existing directors who elect to transfer their accrued pension value shall receive a pension equivalent award on each Quarterly Award Date equal to such number of shares of common stock as may be purchased for $2,000;



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        (iv) With respect to retainer awards, (A) non-employee directors may elect to defer all or a portion of their cash retainer fee by making a deferral election prior to the commencement of the calendar quarter for which the retainer fee is payable, and upon such election each such non-employee director shall receive an award of units on each Quarterly Award Date equal to the number of shares of common stock as could be purchased for the amount of the deferred cash retainer fee on the Quarterly Award Date; and (B) each non-employee director may make a one-time election to transfer amounts deferred on his behalf pursuant to the Deferred Compensation Plan for the Board of Directors of Wachovia Corporation (or other deferred compensation plans sponsored by one of the Company's subsidiaries for its directors) and to receive a deferred retainer award equal to that number of shares of common stock as may be purchased for the amount of the transferred account balance of the director as of the Quarterly Award Date coincident with or after the date of the election; and

        (v) Each non-employee director shall be granted dividend equivalent awards on units credited to his account, with the initial dividend equivalent award based on all units determined as of August 1, 1996;

        RESOLVED FURTHER, that the effective date of the Plan shall be August 1, 1996, with the quarterly awards provided for in subparagraph (i) of the preceding paragraph to be made that date, the pension equivalent awards described in subparagraph (iii) of the preceding paragraph to be determined as of August 1, 1996 and made effective November 1, 1996, and all other awards under the Plan to be effective on or after November 1, 1996;

        RESOLVED FURTHER, that awards granted pursuant to the Plan shall be entitled to settlement by a non-employee director upon the date that the service of the director as a member of the Board is terminated for any reason, at which time the director shall be entitled to settlement of the number of units credited to his account, and, further, that such settlement shall be made in a cash lump sum payment on the later of February 1 coincident with or next following the date of termination or the quarterly award date which follows by at least six months the last award granted to the non-employee director unless the director, at least 90 days before termination, elects to receive settlement in annual cash installments for a period of up to ten years commencing on the payment date;

        RESOLVED FURTHER, that upon a change of control of the Company, a non-employee director shall be entitled to settlement of all units then credited to his account; and

        RESOLVED FURTHER, that the proper officers and agents of the Company, acting for and in behalf of the Company, shall be and hereby are authorized and directed to execute and establish the Plan and to take such other actions as may be deemed necessary or advisable to carry out the intent and purpose of this resolution.

                                    * * * *

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        THIS IS TO CERTIFY that the foregoing is a true and correct copy of the resolutions duly adopted by the Board of Directors of Wachovia Corporation effective as of the 25th day of July, 1996.


                                               By: /s/ Alice Washington Grogan
                                                   ---------------------------
                                                   Secretary



[Corporate Seal]


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                              WACHOVIA CORPORATION
                       DIRECTOR DEFERRED STOCK UNIT PLAN

                              WACHOVIA CORPORATION
                        DIRECTOR DEFERRED STOCK UNIT PLAN


1.      Purpose.

        The purpose of the Wachovia Corporation Director Deferred Stock Unit Plan (the "Plan") is to encourage and enable members of the Board of
Directors (the "Board") of Wachovia Corporation   (the   "Corporation")   who
are not employees of the Corporation or a related corporation to acquire or to increase their proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its shareholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and shareholder value of the Corporation. This purpose will be carried out through the granting of phantom stock units to eligible Directors, which, subject to the terms of the Plan, shall entitle the recipient to a cash-only payment based on the value of the common stock of the corporation (the "Common Stock"). No actual shares of Common Stock shall be issued under the Plan, and no participant shall be entitled to receive shares of Common Stock pursuant to the grant of awards hereunder. For purposes of the Plan, such phantom stock units (including fractional units rounded to two decimal places) are referred to individually as a "Unit" and collectively as "Units," and the grant of Units to a non-employee director as provided herein is referred to individually as an "Award" and collectively as "Awards."

2.      Administration of the Plan.

        The Plan shall be administered by the Management Resources and Compensation Committee (the "Committee") of the Board of Directors of the Corporation. Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly called and held. Subject to the provisions of the Plan and to the extent necessary to preserve the availability of an exemption under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for transactions by persons subject to Section 16 of the Exchange Act, the Committee shall have full and final authority, in its discretion, to take action with respect to the Plan including, without limitation, the authority to (i) determine the terms and provisions of Awards made pursuant to the Plan; (ii) to establish, amend and rescind rules and regulations for the administration of the Plan; and (iii) to construe and interpret the Plan, the rules and regulations, and to make all other determinations deemed necessary or advisable for administering the Plan.

3.      Effective Date.

        The effective date of the Plan shall be August 1, 1996 (the "Effective Date").

4.      Eligibility.

        An Award of Units may be made only to a Director who is a Non-Employee Director on the date of grant of the Award. For purposes of the Plan, a "Non-Employee Director" means a member of the Board (a "Director") who is not an employee of the Corporation or a related Corporation and has never served as a senior officer of the Corporation or a related corporation.

5.      Grant of Awards.

        (a)     Quarterly Grants.

        (i) Existing Directors. Each Non-Employee Director who was a member of the Board on the Effective Date (an "Existing Director") shall receive a quarterly Award of Units (a "Quarterly Award") on February 1, May 1, August 1, and November 1 of each year (a "Quarterly Award Date"), commencing on the Effective Date. The number of Units represented by each such Quarterly Award for each Existing Director shall be equal to that number of whole or fractional shares of the Common Stock of the Corporation as may be purchased for $2,500 on the Quarterly Award Date, based on the Fair Market Value (as defined in paragraph (d) of this Section 5) of the shares as determined on the Quarterly Award Date.

        (ii) New Directors. Each Non-Employee Director who becomes a member of the Board after the Effective Date (a "New Director") shall receive a Quarterly Award on each Quarterly Award Date occurring on or after the date the New Director becomes a member of the Board. The number of Units represented by each such Quarterly Award for each New Director shall be equal to that number of whole or fractional shares of the
        Common Stock of the Corporation   as  may  be  purchased  for  $4,500
        on the Quarterly Award Date, based on the Fair Market Value of the shares as determined on the Quarterly Award Date.

        (b)     Pension Equivalent Awards.

        (i) Pension Equivalent Award Election. Each Existing Director who elects pursuant to the Retirement Pay Plan for the Board of Directors of Wachovia Corporation (the "Retirement Pay Plan") to transfer the Accrued Pension Value of the Existing Director (as determined pursuant to the Retirement Pay Plan) to this Plan shall receive an Award of Units (a "Pension Equivalent Award") equal to that number of whole or fractional shares of the Common Stock of the Corporation as may be purchased for the amount of the Accrued Pension Value of the Existing Director as of the Effective Date, based on the Fair Market Value of the shares as determined on the Effective Date. Each such Pension Equivalent Award which is made as a result of an election by an Existing Director as described herein shall be determined as of the Effective Date and granted as of November 1, 1996.

        (ii) Quarterly Pension Equivalent Awards. Each Existing Director who makes the election to transfer the Accrued Pension Value to this Plan as provided in Section 5(b)(i) herein shall also receive an additional Pension Equivalent Award on each Quarterly Award Date (a "Quarterly Pension Equivalent Award") equal to that number of whole or fractional shares of the Common Stock of the Corporation as may be purchased for $2,000 on the Quarterly Award Date, based on the Fair Market Value of the shares as determined on the Quarterly Award Date. Notwithstanding the foregoing, however, the initial Quarterly Pension Equivalent Award shall be determined as of the Effective Date based on the Fair Market Value as of the Effective Date and shall be granted as of November 1, 1996.


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        (c)     Deferral of Cash Retainer Fees.

        (i) Quarterly Deferred Retainer Award. Each Non-Employee Director may elect to defer all or a portion (in increments of 25%) of the retainer fee payable in cash to the Director (the "Cash Retainer Fee") by making a deferral election prior to the commencement of the calendar quarter for which such Cash Retainer Fee is payable. Each Non-Employee Director who makes the deferral election shall receive in lieu of the Cash Retainer Fee an Award of Units (the "Deferred Retainer Award") on each Quarterly Award Date as of which a deferred Cash Retainer Fee would otherwise be paid. The Deferred Retainer Award shall equal the
        number of whole or   fractional   shares  of  the  Common   Stock  of
        the Corporation as may be purchased for the amount of the deferred Cash Retainer Fee on the Quarterly Award Date, based on the Fair Market Value of the shares as determined on the Quarterly Award Date.

        (ii) Deferred Compensation Plan Election. Each Existing Director who has previously elected to defer payment of the Cash Retainer Fee pursuant to the Deferred Compensation Plan for the Board of Directors of Wachovia Corporation or other deferred compensation plans sponsored by the Corporation's subsidiaries for its directors ("Deferred Compensation Plans") may make a one-time election to transfer the account balance of the Existing Director under the Deferred Compensation Plans to this Plan. Such election may be made by an Existing Director on or after November 1, 1996, but not later than January 31, 1997. A New Director having an account balance under a Deferred Compensation Plan may also make a one-time election to transfer such account balance to this Plan during a 60-day election period specified following the election of the Director to the Board. A Director who makes such election shall receive as of the Quarterly Award Date coincident with or next following such election a Deferred Retainer Award equal to that number of whole or fractional shares of the Common Stock of the Corporation as may be purchased for the amount of
        the transferred account balance of the Director       as of such
        Quarterly Award Date, based on the Fair Market Value of the shares as determined on such Quarterly Award Date.

        (d) Fair Market Value. For purposes of this Plan, the "Fair Market Value" per share of the Common Stock shall equal the average price per share (rounded to four decimals) of the last sale of such shares on the New York Stock Exchange as reported in The Wall Street Journal for the last ten business days preceding the date such value is determined, unless otherwise stated.

        (e) Dividend Equivalent Grants. Each Non-Employee Director shall be granted an Award of Units ("Dividend Equivalent Awards") calculated by (i) multiplying the number of Units credited to a Non-Employee Director as of the record date for such dividend by the dividend then paid on a share of the Common Stock, then (ii) dividing that result by the average of the highest and lowest price per share of Common Stock on the New York Stock Exchange as reported in The Wall Street Journal for the date the dividend is paid (the "Dividend Payment Date"). Dividend Equivalent Awards will be granted to each Non-Employee Director as of the Quarterly Award Date coincident with or next following the Dividend Payment Date to which the Dividend Equivalent Award relates. Notwithstanding the foregoing, however, a Dividend Equivalent Award that relates to an Existing Director's Pension Equivalent Award and initial Quarterly Pension Equivalent Award shall be

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determined based on the number of Units subject to such Awards as of the
Effective Date, and such Dividend Equivalent Award shall be granted on November 1, 1996.

        (f) Director's Accounts. The Corporation shall establish an account for each Non-Employee Director (individually, a "Director's Account") to which the number of Units represented by each Quarterly Award, Pension Equivalent Award, Deferred Retainer Award and Dividend Equivalent Award shall be credited.

        (g) Vesting. The number of Units credited to a Director's Account pursuant to the grant of Awards shall be fully vested at all times.

6.      Settlement.

        Upon the date that the service of a Non-Employee Director as a member of the Board is terminated for any reason (the "Termination Date"), the Non-Employee Director (or his beneficiary in the event of his death) shall be entitled to settlement of the number of Units credited to the Director's Account. The settlement shall occur on the later of (i) the February 1 coincident with or next following the Termination Date, or (ii) the Quarterly Award Date which follows by at least six months the last Award (other than a Dividend Equivalent Award) granted to the Non- Employee Director (the "Payment Date"). The settlement shall be made in a cash lump sum payment equal to the Fair Market Value per share of Common Stock as determined on the Payment Date, multiplied by the number of Units then credited to the Director's Account; provided, that the Non- Employee Director may at least 90 days prior to the Termination Date elect to receive the settlement in annual cash installments for a period of up to ten years beginning on the Payment Date and continuing on each anniversary thereof during the payment period (an "Installment Payment Date"). The amount of each annual installment payment shall be calculated by (x) multiplying the Fair Market Value per share of Common Stock as determined on the Installment Payment Date by the number of Units credited to the Director's Account on the Payment Date (as increased by the Units credited to the Director's Account for Dividend Equivalent Awards and decreased by the number of Units for which payment has been made since the Payment Date), then (y) dividing that result by the number of installment payments remaining in the payment period (including the installment payment due on such Installment Payment Date).

7.      Non-transferability of Awards.

        Awards shall not be transferable (including by pledge or hypothecation) other than by will, the laws of intestate succession or pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code, or Title I of the Employee Retirement Income Security Act or the rules thereunder). The designation of a beneficiary does not constitute a transfer. Further, to the extent required pursuant to Rule 16b-3 under the Exchange Act or any successor statute or rule, Awards granted under the Plan may not be settled or otherwise disposed of for a period of six months from the date of grant of the Award.

8.      Beneficiary.

        Each Non-Employee Director may designate in writing a person or persons as beneficiary, which beneficiary shall be entitled to receive settlement of Awards to which the Non- Employee Director is otherwise entitled in the event
of  death.  In  the  absence  of  such   designation  by  a Non-Employee
Director, and in the event of the Non-Employee  Director's death, the estate of

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the Non-Employee  Director shall be treated as beneficiary for purposes of the
Plan. The Committee shall have sole discretion to approve the form or forms of such beneficiary designation.

9.      Unfunded Plan.

        The Plan, insofar as it provides for the grant of Awards, shall be unfunded and the Corporation shall not be required to segregate any assets that may at any time be represented by Awards made under the Plan. Any liability of the Corporation to any person with respect to any Award made under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan, and no term or provision in the Plan shall be construed to give any person any security, interest, lien or claim against any specific asset of the Corporation. Neither a Non-Employee
Director nor his beneficiary shall have any rights under the Plan other than as a general creditor of the Corporation.

10.     Effect on Service.

        Neither the adoption and operation of the Plan, nor the grant of Awards hereunder, shall confer upon any Non-Employee Director any right to continue in the service of the Corporation as a member of the Board or in any way affect the right of the Corporation to terminate the service of the Non-Employee Director at any time.

11.     Amendment or Termination.

        The Plan may be amended, suspended or terminated by action of the Board at any time; provided, that (i) such amendment, suspension or termination shall not, without the consent of a Director, adversely affect the rights of the Director with respect to an Award previously granted; and (ii) in any event, no amendment, suspension or termination shall operate to change any previously established settlement date (as provided in Sections 6 and 14 herein). The term of the Plan shall end on the effective date of termination of the Plan by the Board.

12.     Adjustment of Awards.

        If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a related corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a related corporation affecting the Common Stock, the number of Units credited to a Director's Account shall be correspondingly adjusted, and the Committee shall make such adjustments to Awards or to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of Awards.

13.     Applicable Law.

        Except as otherwise provided herein, the Plan shall be construed and enforced according to the laws of the State of North Carolina.

14.     Change of Control.

        Upon a "Change of Control" of the Corporation (as determined by the General Counsel of the Corporation pursuant to the Wachovia Corporation Grantor Trust Agreement dated

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November 3, 1995, as amended),  a Non-Employee  Director may elect to obtain settlement of the Units then credited to the Director's Account in the manner described in Section 6, treating for this purpose the date of the Change of Control as if it were the Termination Date of the Non-Employee Director. An election by a Non-Employee Director to obtain settlement pursuant to this
Section 14 must be filed by the Non-Employee Director with the Committee at least six months prior to the Payment Date. Such an election will not affect the rights of the Non-Employee Director to continue participation in accordance with the terms of this Plan following the Change of Control.

        IN WITNESS WHEREOF, this Wachovia Corporation Deferred Stock Unit Plan has been executed in behalf of the Corporation effective as of the 1st day of August, 1996.

                                                WACHOVIA CORPORATION


                                                By: /s/ L. M. Baker, Jr.
                                                ----------------------------
                                                   Chief Executive Officer

Attest:

/s/ Alice Washington Grogan
-------------------------------------
               Secretary


[Corporate Seal]



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